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                                   Exhibit 1


                    RESOLUTION OF THE BOARD OF DIRECTORS OF
                   THE COMPANY AUTHORIZING ESTABLISHMENT OF
                             THE SEPARATE ACCOUNT
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     I, Helen Couranz, Secretary, General American Insurance Company, hereby certify that the following is a true and correct excerpt from the minutes of the meeting of the Board of Directors held on October 30, 1987:


                            RESOLUTIONS ESTABLISHING
                       GENERAL AMERICAN INSURANCE COMPANY
                               SEPARATE ACCOUNT A

BE IT RESOLVED, that General American Insurance Company (hereinafter "General American" or "the Company"), pursuant to the provisions of Section 376.309 R.S. Mo. (1959), hereby establishes a separate account designated "General American Separate Account A" (hereinafter "Separate Account A") for the following use and purposes, and subject to the conditions set forth below:

RESOLVED FURTHER, that Separate Account A shall be established for the purpose of providing for the issuance by the Company of such variable life insurance of such other contracts ("Contracts") as General American may designate for such purpose, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

RESOLVED FURTHER, that the income, gains, and losses, whether or not realized, from assets allocated to Separate Account A shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of General American; and

RESOLVED FURTHER, that to the extent so provided under the Contracts, that portion of the assets of Separate Account A equal to the reserves and other contract liabilities of such Account shall not be chargeable with liabilities arising out of any other business General American may conduct.

RESOLVED FURTHER, that the fundamental investment policy of Separate Account A shall be it invest or reinvest its assets in securities issued by investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Contracts; and

RESOLVED FURTHER, that specialized investment divisions may be established within Separate Account A to which net payments under the Contracts will be allocated in accordance with instructions received from contract holder, and that General American is hereby authorized to create such divisions and to increase, or decrease, the number of investment divisions as it deems necessary or appropriate; and

RESOLVED FURTHER, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and
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RESOLVED FURTHER, that the President, the Treasurer, or their delegates be, and they hereby are, authorized to transfer funds from time to time between General American's general account and Separate Account A to start Separate Account A or as deemed necessary or appropriate and consistent with the terms of the contracts; and

RESOLVED FURTHER, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel, and others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register Separate Account A as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and
(c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Separate Account A in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, and undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

RESOLVE FURTHER, that the President, the Treasurer, and the General Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute, and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account A, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the contracts, and any and all amendments to the foregoing on behalf of Separate Account A and the Company and on behalf of and as attorneys for the principal executive officer and /or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

RESOLVED FURTHER, that the General Counsel is hereby appointed as agent for service under any such registration statement and is duly authorized to receive commissions and notices form the Securities and Exchange Commission with respect thereto; and

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of Separate Account A and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of General American, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other instruments as may be required under such laws, and to take any and all further actions which said officers of counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to
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maintain such registrations or qualifications for as long as officers seem it to be in the best interest of Separate Account A and General American; and

RESOLVE FURTHER, that the President and the Vice President and General Counsel of the Company be, and they hereby are, authorized in the names and on behalf of Separate Account A and General American to execute and file irrevocable written consents on the part of Separate Account A and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account A and of General American for the purpose of receiving and accepting process; and

RESOLVE FURTHER, that the President of the Company be, and hereby is, authorized to establish procedures under which the Company will provide voting rights for owners of such contracts with respect to securities owned by Separate Account A, and

RESOLVED FURTHER, that the President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Walnut Securities, Inc. (Walnut Street) or another qualified entity under which Walnut Street or such other entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account A and the design, issuance, and administration of the Contracts.

RESOLVE FURTHER, that, since it is expected the Separate Account A will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made.

RESOLVED FURTHER, that the appropriate officers of General American, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.



                                       /s/ Helen Couranz
                                       -------------------------
                                       Helen Couranz

Dates at St. Louis, Missouri, this 2nd day of November, 1987.